As filed with the Securities and Exchange Commission on February 1, 2016
Registration No. 333- 193711

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT No. 3
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act Of 1933
___________________
NORANDA ALUMINUM HOLDING CORPORATION
(Exact name of registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	20-8908550 (I.R.S. Employer Identification No.)
801 Crescent Centre Drive, Suite 600
Franklin, Tennessee 37067
(615) 771-5700
(Address, including zip code, and telephone number, including area code, of principal executive offices)
_______________________
NORANDA ALUMINUM ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware (State or other jurisdiction of incorporation or organization)	20-8908458 (I.R.S. Employer Identification No.)
SEE “TABLE OF ADDITIONAL REGISTRANTS” LISTED ON FOLLOWING PAGE
801 Crescent Centre Drive, Suite 600
Franklin, Tennessee 37067
(615) 771-5700
(Address, including zip code, and telephone number, including area code, of principal executive offices)
_____________________
Gail E. Lehman
Chief Administrative Officer, Vice President of Human Resources, General Counsel and Corporate Secretary
801 Crescent Centre Drive, Suite 600
Franklin, Tennessee 37067
(615) 771-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or __Organization__	Primary Standard Industrial Classification _____Code Number____	I.R.S. Employer Identification No.
Noranda Intermediate Holding Corporation*	Delaware	3334	34-1453238
Noranda Aluminum, Inc.*	Delaware	3334	36-2665285
Norandal USA, Inc.*	Delaware	3334	31-0946477
Gramercy Alumina Holdings Inc.*	Delaware	3334	20-0991941
Gramercy Alumina Holdings II, Inc.*	Delaware	3334	27-0652806
Noranda Alumina LLC*	Delaware	3334	20-1014769
____________
* All registrants have the following principal executive office: 801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067, (615) 771-5700

EXPLANATORY NOTE
Deregistration of Securities
This Post-Effective Amendment No. 3 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-193711) (the “Registration Statement”) of Noranda Aluminum Holding Corporation, a Delaware corporation (the “Company”), Noranda Aluminum Acquisition Corporation, a Delaware corporation (“Acquisition Co.”), and the guarantors listed on the cover pages of this Post-Effective Amendment (the “Guarantors”), initially filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2014, as amended by Amendment No. 1 to the Registration Statement, filed with the Commission on February 14, 2014, and Amendment No. 2 to the Registration Statement, filed with the Commission on April 28, 2014. The Registration Statement registered the primary offering of common stock, preferred stock, stock purchase contracts, warrants, debt securities and guarantees of debt securities, in the aggregate amount of $350,000,000, and the secondary offering of 23,325,673 shares of Company common stock (the “Secondary Offering Shares”). In May 2015, 22,840,000 of the Secondary Offering Shares were sold.
On December 15, 2015, the New York Stock Exchange filed a Form 25 with the Securities and Exchange Commission, the effect of which (i) was to suspend the Company’s reporting requirements under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on December 25, 2015 and (ii) will be to terminate the registration of the Company’s common stock under Section 12(b) of the Exchange Act on March 14, 2016. In addition, each of the Company’s common stock and Acquisition Co.’s 11% Senior Notes due 2019 were held of record, as determined pursuant to Rule 12g5-1 under the Exchange Act, by fewer than 300 persons. As a result, (i) the Company’s reporting obligations under Section 15(d) of the Exchange Act will not be revived upon the termination of the registration of the Company’s common stock under Section 12(b) of the Act and (ii) the Company, together with Acquisition Co. and the Guarantors, will no longer be eligible to use the Registration Statement in connection with the offer and sale of securities that remain unsold. Therefore, the Company, Acquisition Co. and the Guarantors hereby remove from registration any of the securities subject to the Registration Statement that remain unsold as of date of filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of February, 2016.

NORANDA ALUMINUM HOLDING CORPORATION
By:	/s/ LAYLE K. SMITH
Layle K. Smith President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ LAYLE K. SMITH
Layle K. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2016
/s/ DALE W. BOYLES
Dale W. Boyles	Chief Financial Officer (Principal Financial Officer and Principal Executive Officer)	February 1, 2016
*
William H. Brooks	Director	February 1, 2016
*
Richard B. Evans	Director	February 1, 2016

Pasquale Fiore	Director
*
Thomas R. Miklich	Director	February 1, 2016
*
Carl J. Rickertsen	Director	February 1, 2016
*
Elliot G. Sagor	Director	February 1, 2016
*
Ronald S. Rolfe	Director	February 1, 2016
*
Alan H. Schumacher	Director	February 1, 2016
*By: /s/ DALE W. BOYLES
Dale W. Boyles Attorney-In-Fact		February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of February, 2016.

NORANDA ALUMINUM ACQUISITION CORPORATION
By:	/s/ LAYLE K. SMITH
Layle K. Smith President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ LAYLE K. SMITH
Layle K. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2016
/s/ DALE W. BOYLES
Dale W. Boyles	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 1, 2016
/s/ GAIL E. LEHMAN
Gail E. Lehman	Chief Administrative Officer, Corporate Secretary, General Counsel and Director	February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of February, 2016.

NORANDA INTERMEDIATE HOLDING CORPORATION
By:	/s/ LAYLE K. SMITH
Layle K. Smith President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ LAYLE K. SMITH
Layle K. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2016
/s/ DALE W. BOYLES
Dale W. Boyles	Chief Financial Officer, Vice President-Finance and Director (Principal Financial Officer and Principal Accounting Officer)	February 1, 2016
/s/ GAIL E. LEHMAN
Gail E. Lehman	Chief Administrative Officer, Corporate Secretary, General Counsel and Director	February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of February, 2016.

NORANDA ALUMINUM, INC.
By:	/s/ LAYLE K. SMITH
Layle K. Smith President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ LAYLE K. SMITH
Layle K. Smith	President and Director (Principal Executive Officer)	February 1, 2016
/s/ DALE W. BOYLES
Dale W. Boyles	Chief Financial Officer, Vice President-Finance and Director (Principal Financial Officer and Principal Accounting Officer)	February 1, 2016
/s/ GAIL E. LEHMAN
Gail E. Lehman	Chief Administrative Officer, Corporate Secretary, General Counsel and Director	February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of February, 2016.

NORANDAL USA, INC.
By:	/s/ SCOTT M. CROFT
Scott M. Croft President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ SCOTT M. CROFT
Scott M. Croft	President and Director (Principal Executive Officer)	February 1, 2016
/s/ DALE W. BOYLES
Dale W. Boyles	Chief Financial Officer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	February 1, 2016
/s/ LAYLE K. SMITH
Layle K. Smith	Director	February 1, 2016
/s/ GAIL E. LEHMAN
Gail E. Lehman	Director	February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of February, 2016.

GRAMERCY ALUMINA HOLDINGS INC.
By:	/s/ LAYLE K. SMITH
Layle K. Smith President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ LAYLE K. SMITH
Layle K. Smith	President and Director (Principal Executive Officer)	February 1, 2016
/s/ DALE W. BOYLES
Dale W. Boyles	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	February 1, 2016
/s/ GAIL E. LEHMAN
Gail E. Lehman	Director	February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of February, 2016.

GRAMERCY ALUMINA HOLDINGS II, INC.
By:	/s/ LAYLE K. SMITH
Layle K. Smith President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ LAYLE K. SMITH
Layle K. Smith	President and Director (Principal Executive Officer)	February 1, 2016
/s/ DALE W. BOYLES
Dale W. Boyles	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	February 1, 2016
/s/ GAIL E. LEHMAN
Gail E. Lehman	Director	February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of February, 2016.

NORANDA ALUMINA LLC
By:	/s/ JOHN HABISREITINGER
John Habisreitinger President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ JOHN HABISREITINGER
John Habisreitinger	President (Principal Executive Officer)	February 1, 2016
/s/ DALE W. BOYLES
Dale W. Boyles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 1, 2016
/s/ LAYLE K. SMITH
Layle K. Smith	Manager	February 1, 2016
/s/ GAIL E. LEHMAN
Gail E. Lehman	Secretary, Manager	February 1, 2016